SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 5, 2003

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 835-1800

Item 5. Other Events

Amendment to the Line of Credit

On January 31, 2003 and effective as of December 31, 2002, the Company negotiated an amendment to its $135 million line of credit (the “Line of Credit”). This amendment extended the term of a previous amendment which re-set certain financial covenant thresholds. A copy of the amendment to the Line of Credit is attached hereto as Exhibit 10.1(b).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

10.1(a)

Credit Agreement, dated as of May 10, 2000, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., Bank One, N.A., First Union National Bank and PNC National Association and the lenders named therein (previously filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed March 9, 2001)

10.1(b)

First Amendment of Credit Agreement, dated April 19, 2002 and effective as of March 29, 2002, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., as Issuing Bank, and Credit Lyonnais New York Branch, as Syndication Agent (previously filed as Exhibit 10.1(b) to the Company’s Current Report on Form 8-K filed May 31, 2002)

10.1(c)

Second Amendment of Credit Agreement, dated January 31, 2003 and effective as of January 1, 2003, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., as Issuing Bank, and Credit Lyonnais New York Branch, as Syndication Agent

Item 9. Regulation FD Disclosure

On February 4, 2003, the Company issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2002. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST (Registrant)

Date: February 5, 2004	By:	/s/ GREGORY M. FAY
Gregory M. Fay Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1(a)

Credit Agreement, dated as of May 10, 2000, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., Bank One, N.A., First Union National Bank and PNC National Association and the lenders named therein (previously filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed March 9, 2001)

10.1(b)

First Amendment of Credit Agreement, dated April 19, 2002 and effective as of March 29, 2002, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., as Issuing Bank, and Credit Lyonnais New York Branch, as Syndication Agent (previously filed as Exhibit 10.1(b) to the Company’s Current Report on Form 8-K filed on May 31, 2002)

10.1(c)

Second Amendment of Credit Agreement, dated April 19, 2002 and effective as of March 29, 2002, among Innkeepers USA Trust, Innkeepers USA Limited Partnership, Bank of America, N.A., as Issuing Bank, and Credit Lyonnais New York Branch, as Syndication Agent